EXHIBIT 10.7
INCENTIVE STOCK OPTION PLAN
FOR
RELIANCE BANCSHARES. INC.
     STATEMENT of Incentive Stock Option Plan dated April 30, 1999 for Reliance Bancshares, Inc. (herein called the “Company”).
     WHEREAS, the Board of Directors of the Company (herein called the “Board”) deems it in the best interests of the Company that certain management personnel employed by the Company and by its subsidiaries be given an opportunity to acquire a proprietary interest in the success and growth of the Company as a means of assuring their maximum effort and continued association with the Company; and
     WHEREAS, the Board believes that the Company can best obtain these and other benefits by granting stock options to designated employees from time to time pursuant to Section 422 and related Sections of the Internal Revenue Code of 1986, as amended.
     NOW, THEREFORE, the Board has adopted this Incentive Stock Option Plan effective upon approval by the affirmative vote of the holders of a majority of all classes of shares of the Company entitled to vote:
     1. Policy. The Company shall, from time to time but in no event after April 30, 2009, grant options for sales of shares to management personnel employed by it, and by subsidiary corporations of the Company, pursuant to the terms of this Plan. The term “subsidiary corporation” means any corporation in which the Company owns at least 80 percent of the voting shares or any corporation in a chain of corporations connected with the Company through ownership of at least 80 percent of its voting shares by any corporation in the chain.
     2. Option Stock. Options under this Plan shall pertain to authorized and unissued shares of Class A Common Stock, $1.00 par value of the Company (hereinafter sometimes called “option shares”). The total number of shares available for options under this plan shall not exceed 60,000 in the aggregate. The number of shares with respect to which option rights may be granted to any individual under this Plan shall not exceed 30,000 shares. The limitation established by each of the preceding sentences shall be subject to adjustment as provided in paragraph 7. The Company shall at all times while this Plan is in force reserve such number of shares of Class A Common Stock, $1.00 par value as will be sufficient to satisfy the requirements of this Plan.
     3. Participants. For the purposes of this Agreement, the term “management personnel” shall be deemed to include only officers and key employees who are full-time employees of the Company or its subsidiary corporations. The Board, on recommendations of the

Chairman of the Company, shall from time to time designate from among the management personnel employed by the Company and by its subsidiary corporations the persons to whom stock options shall be granted. Such designations shall be made in the absolute discretion of the Board and shall be final without approval of the shareholders. Directors of the Company who are otherwise engaged as officers and key employees and full-time employees of the Company, or any of its subsidiary corporations, may be designated as participants. On the occasion of any designation of participants, the Board may grant additional options to participants then holding options, or to some of them, or may grant options solely or partially to new participants. In designating participants, the Board shall fix the number of shares to be optioned to designees in its absolute discretion.
     4. Price. The option price or prices of the Company’s Class A Common Stock, $1.00 par value offered to any participant under this Plan shall be determined by the Board in its absolute discretion at the time of granting an option, provided, however, that such price or prices shall in no event be less than 100 percent of the fair market value of the Class A Common Stock, $1.00 par value on the date of granting the option. In the case of options granted to a person who owns more than 10 percent of the voting power of the shares of the Company, or of the parent or any subsidiary of the Company, the option price for the Class A Common Stock, $1.00 par value shall in no event be less than 110 percent of the fair market value thereof on the date of the granting of the option. For purposes hereof, the fair market value of the Class A Common Stock, $1.00 par value shall be the mean between the bid and asked prices quoted at the close of the date preceding the granting of the option as determined by the Board; except that if the Class A Common Stock, $1.00 par value is then listed on any organized exchange, fair market value shall be the mean between the high and low sales on the date nearest preceding the granting of the option. If there are no sales by which to judge fair market value, the option price shall not be less than the book value as of the date of the granting of the option. In no event shall an option for Class A Common Stock, $1.00 par value granted under this Plan be deemed not to qualify as an incentive stock option, within the meaning of Section 422 of the Internal Revenue Code, by reason of the determination of the purchase price for said shares, so long as the establishment of the fair market value of such shares on the date of grant of the option shall have been determined in good faith.
     5. Time of Exercise
          (a) Any option granted under this Plan may be exercised immediately after the date of the granting of such option to the particular participant, subject to the vesting provisions outlined in paragraph 5(b) hereof. The option may itself be exercised in whole or in part at any time, or from time to time thereafter, until the expiration of the option, subject to the provisions of paragraphs 5(b). An option shall expire on April 30, 2009 unless an earlier date is specified by the Board. Options issued to persons who own more than 10 percent of the voting shares of the Company shall expire on April 30, 2004.
          (b) Subject to the provisions of paragraph 9 hereof, options granted will be exercisable during the first three (3) years of operation of the Company, as follows: Whenever possible, the shares included in each option shall be divided into three (3) installments, each installment to be approximately equal in size. The right to exercise each installment shall be determined by the length of service that the participant has accumulated since the participant was first employed by the Company or its subsidiaries. For each full year of continuous service after April 30, 1999, the participant may exercise one installment or a portion thereof of his/her option shares provided that all other requirements for vesting have been met. When the right to exercise any installment occurs, the shares included in that installment may be purchased at that time or from time to time thereafter during the option period. Transfer to the employ of a subsidiary or a different subsidiary or to the Company shall not affect the accumulated service of a participant. The board may, in its discretion, provide for a longer vesting period, up to five (5) years. In addition, no options granted under this Plan shall vest until Reliance Bank achieves 100% of it’s projections with respect to total deposits, loans and leases and aggregate earnings at the end of it’s third year of operation, as disclosed in Exhibit N to Reliance Bank’s Application for Missouri State Bank Charter and Federal Deposit Insurance dated October 30, 1998, while complying with the quality guidelines as stated in Appendix A hereto.
     6. Method of Granting. Whenever the Board shall designate a person for the receipt of an option, the Secretary (or if the Secretary is himself the designee, the Chairman) of the Company shall forthwith send notice thereof to the designee, in such form as the Board shall approve, stating the number of shares optioned to such designee and the price per share, and attaching a true copy of the Statement of Incentive Stock Option Plan. The date of such notice shall be the date of granting the option to such participant for all purposes of the Plan. The notice may be accompanied by an option agreement to be signed by the Company and by the participant if the Board shall so direct, which shall be in such form and shall contain such provisions as the Board shall deem advisable.
     7. Adjustments of Option Stock.
          (a) If at any time, or from time to time, after the grant but prior to the exercise of all or any part of an option under this Plan, the Company shall effect a subdivision or combination of its Class A Common Stock, $1.00 par value, or other option shares as that term is used below, into a greater or smaller number of shares, or a reclassification of such Class A Common Stock, $1.00 par value or other option shares into share of another class or into securities, or the Company shall be consolidated or merged with any other corporation, then there shall be thereafter deliverable by the Company, or by the corporation surviving a merger or consolidation, upon any exercise of such option, in lieu of each Class A Common Stock, $1.00 par value or other option share and for the same price, such shares or securities or such shares and securities as shall have been substituted for such Class A Common Stock, $1.00 par value or other option share in connection with such subdivision, combination, reclassification, consolidation, or merger. Such substituted shares or securities or such substituted shares and securities shall be deemed option shares for the purpose of this Plan.
          (b) Notwithstanding anything stated above to the contrary, upon the occasion of a merger or, consolidation of the Company with any other corporation, any options previously granted upon this Plan which shall not have been exercised in the manner described below shall be deemed canceled, unless the surviving corporation shall assume the options under this Plan or shall issue substitute options in place of them.
          (c) If at any time, or from time to time, after the grant but prior to the exercise of all or any part of the option under this Plan, the Board shall declare in respect of the Company’s Class A Common Stock, $1,00 par value or other option shares any dividend payable in shares of the Company of any class or stock split, then there shall be deliverable upon any exercise thereafter of any option under this Plan, in addition to each option share and for no additional price, such additional share or shares as shall have been distributable as a result of such share dividend in respect of an option share; except that fractional shares shall not be so deliverable. Any such share dividend or split shall be deemed part of the option shares for the purposes of this Plan.
     8. Assignments. Any option granted upon this Plan shall be exercisable only by the participant to whom granted during his or her lifetime and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.
     9. Severance, Death.
          (a) In the event that a participant shall cease to be employed by the Company or by any of its subsidiary corporations for any reason except death, any option or options theretofore granted to him under this Plan shall not have been then exercised in the manner described below, shall be deemed at that time canceled, except that the Board may in its absolute discretion extend the privilege to such participant to exercise any options previously granted to him, which have not then expired, within three months after severance. Furthermore, if any such cessation of employment is caused by the participant’s retirement at age 65 or any other age by the Company or by any subsidiary corporation employing the participant at such time, the participant shall have the right to exercise such option or options, which have not then expired, at any time within three months after such retirement. The transfer of a participant from the employ of the Company to a subsidiary corporation, or vice verse, or from one subsidiary corporation to another, shall not be deemed to constitute a cessation of employment for purposes of this Plan.
          (b) In the event that a participant shall die while employed by the Company or by any subsidiary corporation, or shall die within three months after his retirement by the Company of by any subsidiary corporation, any option or options granted to him under this Plan which shall not have been exercised in the manner described below at the time of his death shall be exercisable by the estate of the participant, or any person who acquired such option by bequest or inheritance from the participant, within six months after the death of the participant, or until the expiration of the option as provided in paragraph 5(a), if that be sooner. References to the “participant” that follow shall be deemed to include any person entitled to exercise the option after the death of the participant under the terms of this paragraph.
     10. Limitation on Annual Exercise. The value of the Class A Common Stock, $1.00 par value for which an employee may be granted options under this Plan shall not be limited; provided, however, that the aggregate fair market value of stock for which options are exercisable for the first time under the terms of all plans of the Company by an employee during any calendar year shall not exceed $100,000. This rule is applied by taking options that meet the requirements of Section 422 of the Internal Revenue Code and that are exercisable for the first time in the calendar year into account in the order granted.
     11. Forfeiture of Options. If the capital of the Company or any subsidiary bank of the Company falls below the minimum capital requirements, as determined from time to time by its state or primary federal regulator, then the primary federal regulator may direct the Company or its banking subsidiary to require the plan participant to immediately exercise their stock options or forfeit their right to the same.
     12. Manner of Exercise. Whenever an option is granted under this Plan for the purchase of option shares, such shares may be purchased by written notice of election delivered prior to the expiration of the option to the Company at its principal office either in person or by registered or certified mail, stating the number of shares with respect to which the option is being exercised and specifying a date, not less that five nor more than 15 days after the date of such notice, on which the shares will be taken and payment made for them, all subject to compliance with the provisions of paragraph 5 hereof.

     13. Closing. On the date specified in the notice of election referred to above, or an adjourned date provided for later in this paragraph, the Company shall deliver or cause to be delivered to the participant certificates for the number of shares with respect to which the option is being exercised, against payment for them and delivery to the Company of the certificate described in paragraph 14 below. Delivery of the shares may be made at the principal office of the Company or at the office of a transfer agent appointed for the shares of the Company. Shares shall be registered in the name of the participant unless the participant otherwise directs in his notice of election. No shares shall be issued until full payment for them has been made by cash or certified check; and a participant has none of the rights of a shareholder until shares are issued as herein provided. In the event of any failure to take up and pay for the number of shares specified in the notice of election on the date stated on it, or an adjourned date, the option shall become inoperative as to such remaining shares covered by the option and not yet acquired pursuant to it. If any law or any regulation of the Securities and Exchange Commission or of any other body having jurisdiction shall require the Company or the participant to take any action in connection with the shares specified therein for the delivery of the shares shall be adjourned until the completion of the necessary action.
     14. Securities Registration. At the closing provided for above, the participant shall agree to hold the shares acquired by his exercise of the option for investment and not with a view to resale or distribution thereof to the public, and he shall deliver to the Company a certificate to that effect. In the event that the Company shall nevertheless deem it necessary to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised or to qualify any such shares for exemption from the Securities Act of 1933 under Regulation A of the rules and Regulations of the Securities and Exchange Commission, then the Company shall take such action at its own expense before delivery of such shares. In the event the shares of the Company shall be listed on any national stock exchange at the time of the exercise of an option under this Plan, then, whenever required, the Company shall register the shares with respect to which such option is exercised under the Securities Exchange Act of 1934 and shall make prompt application for the listing on such stock exchange of such shares at the sole expense of the company.
     15. Use of Proceeds. The proceeds from the sale of option shares shall be used exclusively for the corporate purposes of the Company.
     16. Conditions of Employment. Each participant to whom an option is granted under this Plan, in consideration of granting of such option, shall agree that he will remain in the employ of the

Company or a subsidiary corporation for a period of not less than two years from the date of the granting of each option. Nevertheless, the granting of an option under this Plan shall impose no obligation on the Company or on any of its subsidiary corporations to continue the employment of any participant and shall not lessen or affect the right to terminate such employment of the participant. Participation under this Plan shall not affect eligibility for any profit-sharing, bonus, insurance, pension, or other extra-compensation plan which the Company or its subsidiary corporations have previously adopted or may at any time adopt for employees.
     17. Amendment and Discontinuance. The Board may alter, amend, suspend or discontinue this Plan; provided, however, that the Board shall not, without the written consent of the holders of options, alter or impair unexercised option that may have previously granted under this Plan, except insofar as a merger or consolidation of the Company, or a termination of employment of a participant, or a liquidation or dissolution shall affect a cancellation of an option under the terms of paragraphs 7(b), 9 or 18 hereof.
     18. Liquidation. Upon the complete liquidation of the Company, any unexercised option previously granted under this Plan shall be deemed canceled, except as otherwise provided in paragraph 7 (b) above on the occasion of a merger or consolidation. In the event of the complete liquidation of a subsidiary corporation, or in the event that such corporation ceases to be a subsidiary corporation as that term is defined in paragraph 1 above, any unexercised corporation shall be deemed canceled until such participants shall become employed by the Company or by any other subsidiary corporation on the occurrence of any such event.
     19. Stockholder approval. This Plan is subject to the approval of the shareholders of the Company by an affirmative vote of the holders of a majority of all classes of shares of the Company entitled to vote, provided such approval is voted prior to twelve months from the date of approval by the Board.
Approved by the Board of Directors: April 30, 1999.
Approved by the Shareholders: May 26, 1999.

APPENDIX A
LOAN QUALITY GUIDELINES
IT IS THE POLICY OF THE BANK TO HAVE ALL NEW LOANS CLASSIFIED AT A MAXIMUM RISK RATING OF A 3. ALL NEW LOANS ARE TO BE MADE WITH THE INTENTION OF 80% OR MORE OF THEM BEING CLASSIFIED AS A 1 OR 2.
LOAN DISTRIBUTION:

1.	COMMERCIAL REAL ESTATE AND COMMERCIAL AND INDUSTRIAL	60-65%

2.	COMMERCIAL REAL ESTATE DEVELOPMENT	10-15%

3.	CONSUMER LOANS	20-25%

4.	CONSUMER REAL ESTATE (IT IS THE INTENTION OF BANK TO ENTER INTO AN AGREEMENT WHEREBY SUBSTANTIALLY ALL REAL ESTATE LOANS WILL BE SOLD INTO A SECONDARY MARKET.)

5.	AGRICULTURAL LOANS (BECAUSE OF THE LOCATION OF THE BANK, IT IS NOT ANTICIPATED THAT THE BANK WILL HAVE ANY AGRICULTURAL LOANS.)
RISK RATING:

1.	HIGH: LOANS IN THIS CATEGORY ARE TO PERSONS OR ENTITIES OF UNQUESTIONED FINANCIAL STRENGTH.

2.	GOOD: THESE ARE LOANS TO PERSONS AND ENTITIES WITH STRONG FINANCIAL CONDITION AND ABOVE AVERAGE LIQUIDITY WHO HAVE PREVIOUSLY SATISFACTORILY HANDLED THEIR FINANCIAL OBLIGATIONS.

3.	ACCEPTABLE: LOANS TO PERSON OR ENTITIES WITH AN AVERAGE FINANCIAL CONDITION, ADEQUATE COLLATERAL, MARGINS AND ADEQUATE CASH FLOW TO SERVICE LOAN. TERM DEBT AND NET WORTH COMPRISED MAINLY OF FIXED ASSETS ARE INCLUDED IN THIS CATEGORY.

4.	WATCH: THESE LOANS ARE CHARACTERIZED BY BORROWERS WHO HAVE MARGINAL CASH FLOW, MARGINAL PROFITABILITY OR HAVE EXPERIENCED AN UNPROFITABLE YEAR AND ARE IN A DECLINING FINANCIAL CONDITION.

5.	OTHER LOANS ESPECIALLY MENTIONED (OLEM): LOANS IN THIS CATEGORY HAVE POTENTIAL WEAKNESSES THAT DESERVE MANAGEMENT’S CLOSE ATTENTION.

6.	SUBSTANDARD: A LOAN CLASSIFIED AS SUBSTANDARD IS INADEQUATELY PROTECTED BY THE SOUND WORTH AND PAYING CAPACITY OF THE BORROWER OR THE COLLATERAL PLEDGED AND LOSS POTENTIAL EXISTS.
THE LOANS DESCRIBED BELOW ARE IN THE WORK OUT STATUS WITH A DEFINED WORK OUT STRATEGY.

7.	DOUBTFUL: A LOAN CLASSIFIED AS DOUBTFUL HAS ALL THE WEAKNESSES INHERENT IN A LOAN CLASSIFIED SUBSTANDARD WITH THE ADDED CHARACTERISTIC THAT THE WEAKNESSES MAKE THE COLLECTION OR LIQUIDATION IN FULL HIGHLY QUESTIONABLE.

8.	LOSS: LOANS CLASSIFIED AS LOSS ARE CONSIDERED UNCOLLECTIBLE.
CHARGE OFF AND NON-ACCRUAL POLICY
IT IS NOT THE INTENTION OF THE BANK TO ACCRUE INTEREST ON:

•	ANY LOAN IN WHICH PRINCIPAL OR INTEREST HAS BEEN IN DEFAULT FOR A PERIOD OF 90 DAYS OR MORE, UNLESS IT IS BOTH WELL SECURED AND IN THE PROCESS OF COLLECTION.

•	ANY LOAN IN WHICH PAYMENT IN FULL OF INTEREST OR PRINCIPAL IS NOT EXPECTED, REGARDLESS OF COLLATERAL OR COLLECTION PROCESS.

•	ANY LOAN MAINTAINED ON A CASH BASIS BECAUSE OF DETERIORATION IN THE FINANCIAL POSITION OF THE BORROWER.
LOANS PLACED ON NON-ACCRUAL:

•	IF THE INTEREST IS CONSIDERED A LOSS, THE BANK WILL RESERVE ALL PREVIOUSLY ACCRUED BUT UNCOLLECTED INTEREST AGAINST INCOME AND BALANCE SHEET ACCOUNTS.

•	FOR INTEREST ACCRUED IN THE CURRENT ACCOUNTING PERIOD, THE ENTRY IS MADE AGAINST INTEREST INCOME.

•	FOR INTEREST ACCRUED IN PRIOR ACCOUNTING PERIODS, THE ENTRY IS MADE AGAINST RESERVED FOR POSSIBLE LOAN LOSSES.
LOAN LOSS RESERVE:

•	MAINTAIN LOAN LOSS RESERVE AT NOT LESS THAN 1% OF NET LOANS AS SHOWN ON QUARTERLY CALL REPORTS FILED WITH THE FEDERAL DEPOSIT INSURANCE CORPORATION.
OTHER QUALITY GUIDELINES
DEPOSIT GUIDELINES:

•	ACCEPT NO BROKERED DEPOSITS

•	MAINTAIN RATES IN LINE WITH PEERS

•	MAINTAIN PROJECTED DEPOSIT MIX
ADEQUATE CONTROL MEASURES:

•	CONTROL STAFFING LEVELS

•	CONTROL NON-INTEREST EXPENSES

•	MAINTAIN PROPER LOSS CONTROL MEASURES

•	CONDUCT TRAINING TO LIMIT FRAUD PERPETRATED ON TELLERS

•	CONDUCT TRAINING TO LIMIT ATM FRAUD LOSSES
MAINTAIN PRESENCE IN COMMUNITY:

•	MAKE REQUIRED SALES CALLS

•	PARTICIPATE IN COMMUNITY PROJECTS

•	ACTIVE MEMBERSHIP IN LOCAL GROUPS